UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2018

Sphere 3D Corp.
(Exact name of registrant as specified in its charter)

Ontario, Canada	001-36532	98-1220792

(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

240 Matheson Blvd. East,
Mississauga, Ontario	L4Z 1X1

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(858) 571-5555

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Explanatory Note

Sphere 3D Corp. (the “Company”) hereby amends its Current Report on Form 8-K, originally filed on June 6, 2018 (the “Original Form 8-K”), by restating Item 1.01 in its entirety to include a description of the assignment of the Credit Agreement (as defined below) from Opus Bank to CB CA SPV, LLC.

Item 1.01	Entry into a Material Agreement.

On June 1, 2018, Sphere 3D Corp. (the “Company”), as borrower, certain of its subsidiaries, as guarantors, FBC Holdings S.A.R.L., as lender, entered into that certain Fourth Amendment to 8% Senior Secured Convertible Debenture, as amended from time to time (the “Debenture”), under which the maturity date of the Debenture was extended from May 31, 2018 to June 4, 2018.

Also on June 1, 2018, Overland Storage, Inc., together with Tandberg Data GmbH, as co-borrower, the Company and certain of the Company’s subsidiaries, as guarantors, and Opus Bank entered into that certain Amendment Number Nine to the Credit Agreement dated April 6, 2016, as amended from time to time (the “Credit Agreement” and, together with the Debenture, the “Debt Facilities”), under which, among other things, the maturity date of the loans owing to Opus under the Credit Agreement was extended from May 31, 2018 to June 4, 2018.

On June 4, 2018, the Company, as borrower, certain of its subsidiaries, as guarantors, FBC Holdings S.A.R.L., as lender, entered into that certain Fifth Amendment to the Debenture, under which the maturity date of the Debenture was extended from June 4, 2018 to June 15, 2018.

Also on June 4, 2018, Overland Storage, Inc., together with Tandberg Data GmbH, as co-borrower, the Company and certain of the Company’s subsidiaries, as guarantors, and Opus Bank entered into that certain Amendment Number Ten to the Credit Agreement, under which, among other things, the maturity date of the loans owing to Opus under the Credit Agreement was extended from June 4, 2018 to June 15, 2018.

Also on June 4, 2018, the Company and its subsidiaries consented to the assignment of the Credit Agreement from Opus Bank to CB CA SPV, LLC, which such assignment became effective on June 6, 2018.

The terms of the Debt Facilities otherwise remain unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:     June 7, 2018

SPHERE 3D CORP.

By:	/s/ Kurt L. Kalbfleisch
Kurt L. Kalbfleisch
Chief Financial Officer